TAUBER & BALSER, P.C.
                    Certified Public Accountants
                      3340 Peachtree Road, N.E.
                            Suite 250
                       Atlanta, Georgia 30326



Consent of Independent Auditors



We hereby consent to the incorporation by reference of our report dated April 9, 1999 included in the November 23, 1999 Form 10-SB for Global Eco-Logical Services, Inc.


/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.
Atlanta, Georgia
November 23, 1999